CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated December 29, 2015, with respect to the financial statements and financial highlights of The American Independence Funds Trust, including AI Navellier Large Cap Growth Fund (formerly Large Cap Growth Fund), Rx Dynamic Stock Fund (formerly Stock Fund), AI JAForlines Risk-Managed Allocation Fund (formerly Risk-Managed Allocation Fund and JAForlines Risk-Managed Allocation Fund), AI Navellier International Fund (formerly International Alpha Strategies Fund), AI Kansas Tax-Exempt Bond Fund (formerly Kansas Tax-Exempt Bond Fund), AI Boyd Watterson Core Plus Fund (formerly Boyd Watterson Core Plus Fund) and AI U.S. Inflation-Protected Fund (formerly U.S. Inflation-Indexed Fund), included in the 2015 Annual Report to Shareholders on Form N-CSR of The American Independence Funds Trust, which is incorporated by reference in this Post-Effective Amendment No. 126 to the Registration Statement No. 333-124214 on Form N-1A (the Registration Statement). We consent to the incorporation by reference of the aforementioned report in the Registration Statement and to the use of our name as it appears under the caption “Financial Highlights” in the Prospectuses and under the captions “Independent Registered Public Accounting Firm and Counsel” and “Financial Statements” in the Statements of Additional Information, which are part of such Registration Statement.